Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of SkyTerra Communications, Inc.:

We consent to the incorporation by reference in the Registration Statements Form S-8 Nos. 33-85634, 33-89124, 333-76957 and 333-49290 and Form S-3 No. 333-124355 of our report dated May 10, 2006, with respect to the combined financial statements of SkyTerra Communications, Inc., included in this Current Report on Form 8-K.

/s/  Ernst & Young LLP

McLean, Virginia

May 23, 2006